Exhibit 10.3

CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This CONSENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Consent”) is entered into as of November 4, 2021 by and between EAST WEST BANK (“Bank”) and JOURNEY MEDICAL CORPORATION (“Journey”) and JG PHARMA, INC. (“JG”; Journey and JG are sometimes referred to, individually, as a “Borrower” and, collectively, the “Borrowers”).

RECITALS

A.Borrowers and Bank are parties to a Loan and Security Agreement dated as of March 31, 2021 as amended by that certain Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2021 (as amended from time to time, the “Agreement”).

B.Journey entered into an Assignment, License, and Collaboration Agreement with Dr. Reddy’s Laboratories, Ltd, a company organized under the laws of India having a registered office at 8-2-337, Banjara Hills, Hyderabad-500034, India dated as of June 29, 2021 (the “Acquisition Agreement”; and the transaction contemplated by the Acquisition Agreement is sometimes referred to as the “Acquisition”) relating to the Product as defined in the Acquisition Agreement. Section 7.3 of the Agreement prohibits consummation of the Acquisition. Bank wishes to consent to the Acquisition in accordance with the terms of this Consent and amend the terms of the Agreement as set forth below. Borrowers and Bank desire to amend the Agreement in accordance with the terms of, and subject to the conditions set forth in this Consent Bank

NOW, THEREFORE, the parties agree as follows:

1.Events of Default have occurred under the Loan Agreement due to (i) Borrowers’ failure to maintain Performance to Plan covenant as set forth in Section 6.9(b) of the Agreement and ending on the date of this Consent, and (ii) Borrower’s breach of Section 7.3 of the Agreement resulting from Borrower’s entry into the Acquisition Agreement and making payments thereunder and ending on the date of this Consent (collectively, the “Existing Defaults”). Subject to the terms of this Consent, Bank hereby waives the Existing Defaults. This waiver shall be limited in application to precisely as it is written, shall not waive any future failure to comply with any term or provision in the Loan Documents, shall not constitute a modification or alteration of the terms, conditions or covenants of the Loan Document, or a waiver of any terms or provisions thereof, or establish a course of dealing with respect to any future waiver or modification of the terms and conditions of the Loan Documents.

2.	The defined term “EBITDA” in Section 1 of the Agreement is amended to read as follows:

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash stock based compensation expenses, plus (f) other non-cash expenses approved in writing by Bank in its sole discretion, plus (g) Upfront Payment as defined in the Acquisition Agreement and certain other payments as set forth in the Acquisition Agreement, and each as permitted under the Agreement, plus (h) payments related to the Product to (i) Symbio, LLC and (ii) upon written consent of the Bank, other third parties; provided that cumulative amount related to the Product expenses in the foregoing clauses (f), (g) and (h) shall not exceed the amount of net capital raised in connection with the acquisition of the Product. For the avoidance of doubt, such amount shall not exceed $36,000,000 until further increase not to exceed $50,000,000 is approved by Bank in writing following Borrowers’ raise of additional capital to make payments under the Acquisition Agreement.

3.	Section 6.9 of the Agreement is amended to read as follows:

(a)Collateral Ratio. The Borrowers on a consolidated basis shall maintain at all times a ratio of (a) Collateral Value to (b) Obligations outstanding under this Agreement of at least 1.75 to 1.00, where Collateral Value is equal to the sum of (i) Borrower’s Cash on deposit with Bank and (ii) the book value of Eligible Accounts, as reported in the most recent Borrowing Base Certificate delivered to Bank, provided that the Borrowers shall at all times maintain a Cash balance in account(s) with Bank of at least thirty percent (30%) of the Revolving Line multiplied by 1.75.

4.	New Section 6.9(c) is added to the Agreement to read as follows:

(c)  New Equity Covenant. Borrowers shall receive at least $30,000,000 of proceeds, net of transaction fees and expenses, from the sale or issuance of its equity securities after the date hereof, of which at least $20,000,000 shall be received by December 31, 2021 and at least $10,000,000 shall be received by December 31, 2022.

5.	Exhibit D of the Agreement is replaced by Exhibit D attached hereto.

6.Bank consents to Acquisition. Notwithstanding the provisions of Section 7.3 of the Agreement, Bank consents to (i) payment of $10,000,000 upfront fee in connection with the Acquisition provided that Borrowers deliver evidence that Journey has received at least additional $6,000,000 of proceeds, net of transaction fees and expenses, from the sale or issuance of its equity or Subordinated Debt securities, to finance the Acquisition, (ii) certain payments as set forth in the Acquisition Agreement not to exceed $26,000,000 provided that Borrowers deliver evidence satisfactory to Bank that Journey has received at least $30,000,000 as set forth in Section 6.9(c) of the Agreement and (iii) additional payments not to exceed $14,000,000 under the Acquisition Agreement provided that Borrowers deliver evidence satisfactory to Bank that Journey has received at least $14,000,000 of proceeds, net of transaction fees and expenses, from the sale or issuance of its equity securities to finance the Acquisition.

7.Notwithstanding the provisions of Section 6.7 of the Agreement, (i) Borrower shall be permitted to maintain its cash not to exceed $750,000 at accounts ending *0238, *1191, and *8729 with Israel Discount Bank of New York through November 15, 2021 solely for the purpose of funding automatic payments to which Borrower has committed, including payroll, subject at all times to an account control agreement in favor of Bank, and (ii) Borrower shall move all proceeds of accounts receivable currently held at accounts set forth in clause (i) above to Bank before December 31, 2021, provided that such proceeds of accounts receivable shall be transferred to Bancontrol Account on a weekly basis.

8.Unless otherwise defined, all initially capitalized terms in this Consent shall be as defined in the Agreement. Except as amended hereby, the Agreement remains in full force and effect.

9.Borrowers represent and warrant that (i) the Acquisition Agreement presented to Bank as of the date hereof is a true and correct copy of the Acquisition Agreement and (ii) the representations and warranties contained in the Agreement are true and correct as of the date of this Consent in all material respects (provided, however, that (a) those representations and warranties that are qualified by materiality shall be true and correct as of the date of this Consent and (b) those representations and warranties expressly referring to another date shall be true, correct and complete as of such date).

10.This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.As a condition to the effectiveness of this Consent, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Consent;

(b)payment of an amount equal to (i) amendment fee in the amount of $15,000 and (ii) all Bank Expenses incurred through the date of this Consent; and

(c)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the first date above written.

JOURNEY MEDICAL CORPORATION

By:	/s/ Claude Maraoui
Name:	Claude Maraoui
Title:	President & CEO

JG PHARMA, INC.

By:	/s/ Claude Maraoui
Name:	Claude Maraoui
Title:	President & CEO

EAST WEST BANK

By:	/s/ James Tai
Name:	James Tai
Title:	Managing Director

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:EAST WEST BANK

FROM:JOURNEY MEDICAL CORPORATION and JG PHARMA, INC.

The undersigned authorized officer of JOURNEY MEDICAL CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between the Borrowers and Bank (the “Agreement”; capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement), (i) each Borrower is in complete compliance for the period ending                with all required covenants except as noted below and (ii) all representations and warranties of such Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (unless such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date). Attached herewith are the required documents supporting the above certification. The undersigned authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

A/R & A/P Agings	Monthly within 30 days		Yes	No

Borrowing Base Certificate	Monthly within 30 days		Yes	No
Monthly financial statements	Monthly within 30 days		Yes	No
Compliance Certificate	Monthly within 30 days		Yes	No
Annual financial statements (CPA audited)	Annually, within 120 days		Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Within 60 days of fye
10K and 10Q	(as applicable)		Yes	No
A/R Audit	Semi-Annually		Yes	No
Debtor contact list	Annually, within 120 days		Yes	No

Financial Covenant	Required	Actual	Complies
Collateral-Debt Ratio	1.75:1.00 ≥30% of Revolving Line multiplied by 1.75 $20MM by 12/31/2021 and $10MM by 12/31/2022.		Yes	No
Cash Balance at Bank		$	Yes	No
Performance to Plan		$	Yes	No
New Equity Covenant

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE